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                                                                   EXHIBIT 10.54

                        SEPARATION AGREEMENT AND RELEASE


     This Separation Agreement and Release (the "Agreement") is entered into as of January 17, 2003 by and between Deltagen, Inc., a Delaware corporation (the "Company"), and Michael T. Sember ("Executive") (together "the Parties"). This Agreement is effective only if it has been executed by the Parties and the revocation period has expired as set forth in Sections 17(c) and (d) below (the "Effective Date").

     WHEREAS, Executive was employed by the Company as President and Chief Operating Officer pursuant to the terms of an employment agreement dated April 22, 2002 and as amended on October 21, 2002 (the "Employment Agreement");

     WHEREAS, the Parties have mutually agreed (i) to terminate their employment relationship and (ii) that Executive will release the Company from any and all claims as of the Effective Date; and

     WHEREAS, the Parties have mutually agreed to treat the termination of employment as eligible for payment of the separation benefits provided under the Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

     1. Termination of Employment. Executive and the Company acknowledge and agree that Executive's employment with the Company terminated by mutual agreement effective as of the close of business on December 9, 2002 (the "Separation Date") and that pursuant to that agreement Executive voluntarily resigned as an employee, President and Chief Operating Officer, and also resigned from any other positions or offices with the Company or its affiliates.

     2. Separation Benefits. In consideration for the release of claims set forth below and other obligations under this Agreement and in full satisfaction of its obligations to Executive under the terms of the Employment Agreement, and provided this Agreement is signed by Executive and not revoked under Section 17 herein, and further provided that Executive remains in full compliance with all of his obligations to the Company under this Agreement, the Company agrees to provide the separation benefits specified in Section 3 below to Executive. Benefits previously provided to Executive shall not be subject to forfeiture under this Section, but benefits that have not yet been provided (such as, for example, Executive's ability to exercise his stock options in the future) and the Company's obligations under this Agreement will be

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subject to cancellation upon written notice to Executive of a material breach of
Executive's obligations or covenants.

     3.   Payments and Benefits.

          (a) Consideration. As of the Effective Date (or the first business day after the Effective Date if the Effective Date falls on a weekend or holiday), the Company will pay to Executive the sum of (i) $380,000 ("Base Salary"), (ii) $66,500, and (iii) 30% of Base Salary, minus, in each case, applicable income and employment state and federal withholding taxes due on these payments and on the forgiveness of the Promissory Note contemplated by
Section 3(c) hereof (the "Severance Payment") as shown in the below table:


     Item                       Gross Amount          Withholding
     ------------------------------------------------------------

     Sum of (i), (ii), (iii)    $560,500.00           $241,584.58

     Note Forgiveness           $642,033.77           $221,180.63
     ------------------------------------------------------------

The cash amount after withholding to be paid to Executive on the Effective Date will be $97,734.79 (i.e., $560,500.00 - $241,584.58 - $221,180.63). Executive
understands and agrees that the note forgiveness will be reported by the Company and included in Executive's income for calendar year 2002 (and the aggregate amount of employment taxes withheld and paid to the applicable tax authorities for calendar year 2002 shall be $221,180.63 with respect to the note forgiveness) and the Severance Payment will be reported by the Company and included in Executive's income for calendar year 2003 (and the aggregate amount of employment taxes withheld and paid to the applicable tax authorities for calendar year 2003 shall be $241,584.58 with respect to the Severance Payment).

          (b) Stock Options. Executive's outstanding stock options shall continue to be governed by the applicable stock option plan and applicable option agreement.

          (c) Promissory Note. The Executive's promissory note, dated June 24, 2002, to pay the Company $630,000 plus interest (the "Promissory Note") is forgiven as of the Separation Date and Executive shall be responsible for the payment of all income and employment state and federal taxes resulting from such forgiveness of $642,033.77.

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          (d)  Benefits. Executive's unused vacation accrued as of the
Separation Date was fully paid out to Executive in cash on the Separation Date. As of the Separation Date, Executive will not accrue any vacation time. Executive will also not be eligible to participate in the Company's 401(k) plan, Employee Stock Purchase Plan or any other Company benefit plan or program after the Separation Date. Executive may exercise his rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), to continue his group health coverage, entirely at his own cost, if Executive timely elects to continue such health coverage and if Executive timely makes required COBRA-related payments.

          (e) Housing Relocation. The Company has previously provided Executive with a statement that summarized Executive's relocation expense reimbursements and identified various amounts with respect to Executive's income taxes related to such reimbursements. To the extent that Executive has any valid housing relocation expenses to be reimbursed with respect to normal closing costs previously incurred for the purchase of Executive's home in Menlo Park, California, Executive shall submit such expense reimbursement request with supporting documentation to the Company by 5:00 PM PST on January 31, 2003. Payments for reimbursed closing costs that are subject to income taxes shall be increased by 43% (subject to applicable withholding) as a one-time tax allowance and Executive understands and agrees that any such taxable payments to Executive will be reported by the Company and included in Executive's income in the calendar year of payment.

With respect to Executive's home in Weston, Connecticut (the "CT Home"), provided Executive consummates a sale of the CT Home to a third party within nine (9) months after the Effective Date, then the Company shall reimburse Executive (subject to applicable withholding) for normal closing costs and real estate broker's commissions related to such sale to the extent such expenses are not reimbursed by any other employer or third party. Payments for such Company-reimbursed closing costs that are subject to income taxes shall be increased by 43% (subject to applicable withholding) as a one-time tax allowance. Executive shall submit his reimbursement request (with supporting documentation) to the Company within 30 days after the closing of the sale of the CT Home. Executive understands and agrees that any such taxable payments to Executive will be reported by the Company and included in Executive's income in the calendar year of payment.

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          (f)  Taxes. Any tax obligations of Executive and tax liability therefore, including any penalties and interest based upon such tax obligation, that arise from the benefits and payments made to him under this Section 3 shall be Executive's responsibility and liability. The Company will report each payment provided (including but not limited to the loan forgiveness and housing closing costs reimbursements) provided for in this Section 3 on form W-2 for the tax year in which the payment is made. All payments or benefits made under this Agreement to Executive shall be subject to applicable tax withholding laws and regulations. Executive shall be required to fully satisfy any such withholding as a condition of receipt of any payments or benefits.

     4. Confidential Information. In addition to applicable law, Executive agrees to continue to be bound by and comply with the Proprietary Information and Inventions Agreement that was executed by and between Executive and the Company and these obligations shall survive the termination of this Agreement.

     5. Conflicting Obligations. Executive certifies that Executive has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Executive from complying with the provisions hereof, and further certifies that Executive will not enter into any such conflicting agreement.

     6. Non-Disparagement. Each party agrees not to make any unfavorable or disparaging written or oral remarks about the other or its past or present officers, affiliates, employees or directors to third parties. However, Executive acknowledges and agrees that the Company's non-disparagement obligation pursuant to this Agreement shall extend solely to the actions of the Company's current or future directors and officers. For purposes of this Agreement, "Officers" are those persons meeting the definition provided under Rule 16a-1(f) of the Securities Exchange Act of 1934 as amended. Executive agrees not to do or say anything that damages or impairs in any way the business organization, goodwill, or reputation of Company or any of its affiliates or related entities. If and when the Company receives a request from a potential employer of Executive for information regarding his employment with the Company, the Company agrees that, consistent with its corporate policy, it will confirm only the voluntary nature of Executive's resignation, the dates of his employment with the Company and his final annual salary and will also direct such inquirers to the Company's press release that will disclose the Executive's resignation (substantially in the form attached hereto as Exhibit A).

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     7.   Arbitration and Equitable Relief.

          (a) Disputes. Except as provided in Section 7(c) below, the Company and the Executive agree that any dispute or controversy arising under or in conjunction with this Agreement will be settled exclusively by arbitration in San Francisco, California. The Company and the Executive will share equally the expense of the arbitration. Any claim for arbitration shall be filed in writing with the arbitrator selected by both Parties within three business days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the Parties cannot agree on such arbitrator within such three-day period, each party will select an arbitrator and inform the other party in writing of such arbitrator's name and address within two business days after the end of such three-day period and the two arbitrators so selected will as soon thereafter as possible select a third arbitrator; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party will be the sole arbitrator of the dispute. The arbitration hearing will be held within seven days (or as soon thereafter as possible) after the selection of the arbitrator. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion and the arbitrator may close the hearing in his or her discretion after determining that he/she has heard sufficient evidence. The decision of the arbitrator will be issued as expeditiously as possible and in no event later than five business days after the hearing and the decision will be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction therefore.

          (b) Consent to Personal Jurisdiction. The arbitrator(s) will apply California law to the merits of any dispute or claim, without deference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

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          (d)  Acknowledgment. EXECUTIVE HAS READ AND UNDERSTANDS THIS
AGREEMENT, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 7(c), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

     8. Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

     9. Attorney's Fees. In any action brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled under this Agreement. The Company shall pay for 50% of Executive's reasonable legal fees incurred prior to the Effective Date with respect to the review and negotiation of this Agreement (up to a maximum total fee limit of $10,000 and where the Company's portion would be no greater than $5,000). Executive shall submit invoices for any such legal fees to the Company and such invoices shall provide sufficient documentation of the work performed without violating client confidences. Any legal fees in excess of $10,000 shall entirely be the responsibility of the Executive.

     10. Assignment. This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective owners, agents, officers, stockholders, employees, directors, attorneys, subsidiaries, parents, affiliates, successors, personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, and assigns. This Agreement is personal in nature, and neither of the Parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the rights and obligations of the Company under this Agreement may be assigned (without the consent of the Executive) to an entity which becomes the successor to the Company as the

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result of a merger or other corporate reorganization or sale of substantially all the assets to a successor which continues the business of the Company or any other subsidiary of the Company, provided, that such assignment will not relieve the Company of its obligations hereunder.

     11. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement will be in writing and will be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:       Michael T. Sember
                                348 Lennox Avenue
                                Menlo Park, CA 94025

     with a copy to:            Jeffrey Englander, Esq.
                                Morrison Cohen Singer & Weinstein, LLP
                                750 Lexington Avenue
                                New York, New York 10022

     If to the Company:         Deltagen, Inc.
                                740 Bay Road
                                Redwood City, CA 94063
                                Attn: Board of Directors

     with a copy to:            Alan Talkington, Esq.
                                Orrick, Herrington & Sutcliffe LLP
                                400 Sansome Street
                                San Francisco, CA 94111

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this Section 11. Such notices or other communications will be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

     12. Integration. This Agreement, the Executive's stock option and common stock purchase agreements with the Company, and the Proprietary Information and Inventions Agreement represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements (including but not limited to the Employment Agreement and the Promissory Note) whether written or oral.

     13. Modification. This Agreement may only be amended in a writing signed by Executive and the Chairman of the Board of Directors of the Company. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and

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signed by the party against whom enforcement of the change or modification is sought. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     14. Right to Advice of Counsel. Executive acknowledges that he has had the opportunity to fully review this Agreement and, if he so chooses, to consult with counsel, and is fully aware of his rights and obligations under this Agreement.

     15. Civil Code Section 1542. Executive represents that he is not aware of any claim other than the claims that are released by this Agreement. Executive also represents that he does not presently intend to bring any claims on his own behalf or on behalf of any other person or entity against any other person or entity referred to herein. Executive acknowledges that he is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said Code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

     16.  Executive's Covenants.

          (a) General. The Executive agrees that for all periods described in this Agreement, he shall conduct himself reasonably with respect to the Company and its employees, directors, stockholders, consultants, customers, affiliates and agents. Executive shall also provide the Company with itemized receipts for his business expenses incurred as of the Separation Date as soon as practicable but in no event later than 5:00 PM PST on January 31, 2003.

          (b) Confidentiality of this Agreement. Each party agrees to use his/its reasonable efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Separation Information"). Each party hereto agrees to take every reasonable precaution to

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prevent disclosure of any Separation Information to third parties, except for disclosures required by law or necessary to effectuate the terms of this Agreement.

          (c) Cooperation. Executive shall fully cooperate in the defense of any action brought by any third party against the Company that relates in any way to Executive's acts or omissions while employed by the Company or in the defense of any action brought by any third party relating to litigation pending against the Company as of the Separation Date.

          (d) Company Resources. As of the Separation Date, Executive will no longer represent that he is an officer or employee of the Company. No later than the Effective Date, Executive will return all Company property to the Company including but not limited to Confidential Information, credit cards, telephone calling cards, keys, computers, cell phones, pagers, monitors, business cards, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to the Company. Executive will also no longer utilize any Company property.

          (e) Non-Solicitation. Executive agrees that for one year from the Effective Date he shall not either directly or indirectly knowingly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage any of the Company's employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for himself or for any other person or entity. Further, for the same time period Executive shall not attempt to negatively influence any of the Company's clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

          (f) No Further Employment. Executive understands and agrees that he is not entitled to any further or future employment with the Company or further or future compensation and/or payments of any kind from the Company other than those specifically provided for under this Agreement. Executive warrants and represents that he shall not hereafter reapply for or otherwise seek any position of employment with the Company and he shall not institute or

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participate in any claim, action, lawsuit or proceeding against the Company for any failure to employ or re-employ him after the Effective Date.

          (g) Breach of Agreement. Executive acknowledges that upon material breach of any provision of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Executive agrees that in addition to any other remedies which the Company may have for any material breach of this Agreement or otherwise, the Company shall be entitled to obtain equitable relief including specific performance and injunctions restraining the Executive from committing or continuing any such violation of this Agreement.

     17. Executive's Release of Claims. In exchange for the Company's promises set forth herein, all of which are good and valuable consideration, Executive hereby agrees not to sue and releases and forever discharges the Company, its agents, employees, shareholders, directors, officers and successors of and from any and all rights, claims, actions, demands, causes of action, obligations, attorneys' fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, that Executive may have (whether known or not known) (except for his claims to indemnification to the extent permitted under the Company's bylaws or pre-existing indemnification agreements or as permitted by California law or as may be available to Executive under the Company's directors' and officers' liability insurance coverage) (collectively, "Claims"), accruing to him as of the Effective Date, that he has ever had, including but not limited to Claims based on and/or arising under Title VII of the Civil Rights Act of 1964, as amended, The Americans with Disabilities Act, The Family Medical Leave Act, The Equal Pay Act, The Employee Retirement Income Security Act, The Fair Labor Standards Act, and/or the California Fair Employment and Housing Act; The California Constitution, The California Government Code, The California Labor Code, The Industrial Welfare Commission's Orders, The Securities Act of 1933, The Securities Exchange Act of 1934 and any and all other Claims he may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation; and all other Claims arising under common law including but not limited to tort, express and/or implied contract and/or quasi-contract, arising out of or, in any way, related to Executive's previous relationship with the Company as an employee or director. Furthermore, Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this

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waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that:

          (a) he should consult with an attorney prior to executing this Agreement;

          (b) he has at least twenty-one (21) days within which to consider this Agreement;

          (c) he has up to seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and

          (d) this Agreement shall not be effective until the revocation period in Section 17(c) has expired.

     The Company and Executive agree that the release set forth in this Section 17 shall be and remain in effect in all respects as a complete general release as to the matters released.

     18. Labor Code Section 206.5. Executive agrees that the Company has paid to Executive his salary and vacation accrued as of the Separation Date and that these payments represent all such monies due to Executive through the Effective Date. In light of the payment by the Company of all wages due, or to become due to Executive, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

          No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     19. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     20. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and which together will be a single instrument.

     21. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     22. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     23. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

MICHAEL T. SEMBER, EXECUTIVE            DELTAGEN, INC.


By: ______________________________      By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

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                                    EXHIBIT A

                              Form of Press Release

                    Deltagen Announces Management Transitions

     REDWOOD CITY, Calif., January xx, 2003 - Deltagen, Inc. (Nasdaq: DGEN) today announced that the company has accepted the resignation of Michael T. Sember. Mr. Sember resigned his position as Deltagen's president and chief operating officer to pursue other interests and the Company wishes him well in his future endeavors.